                                                                EXHIBIT E-1


               [Form of Opinion of Counsel to the Obligors]


                                                         December __, 1994


To the Banks and the Agents party to the Second Amended and Restated Credit Agreement referred to below

Ladies and Gentlemen:

          We have acted as counsel to Infinity Broadcasting Corporation (the "Company") in connection with the Second Amended
                  _______
and Restated Credit Agreement, dated as of December 22, 1994 (the "Credit Agreement"), between the Company, each of the lenders
 ________________
identified under the caption "BANKS" on the signature pages thereof (the "Banks"), The Chase Manhattan Bank (National Association), as administrative agent for the Banks (the "Administrative Agent"), Bank of America Illinois, Bank of
 ____________________
Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA as co-agents for the Banks (collectively, the "Co-Agents"), and Chemical Bank, as
                              _________
collateral agent for the Banks (the "Collateral Agent" and,
                                     ________________
together with the Administrative Agent and the Co-Agents, the "Agents"). We have also acted as counsel to Hemisphere
 ______
Broadcasting Corporation ("HBC"), Sagittarius Broadcasting
                           ___
Corporation ("SBC"), Infinity Broadcasting Corporation of Boston
              ___
("Boston") and Infinity Broadcasting Corporation of California
  ______
("California") (together with the Company, HBC, SBC, Boston and
  __________
California are hereinafter collectively referred to as the "Borrowers") in connection with separate Loan Agreements, each
 _________
dated as of December 22, 1994 (the "Subsidiary Loan Agreements"),
                                    __________________________
between each of HBC, SBC, Boston and California and the Administrative Agent. This opinion is being delivered to you pursuant to Section 6.01(c) of the Credit Agreement and Section 6.01(c) of each of the Subsidiary Loan Agreements. Capitalized terms not otherwise defined herein are used with the meanings given to them in the Credit Agreement.

          In so acting, we have participated in the preparation of the Credit Agreement and the other Basic Documents. We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Credit Agreement, the Basic Documents and certificates of officers of the Company and examined and relied upon the originals, or copies

                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 2 -       December __, 1994


certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

          In rendering our opinion we have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Obligors. We have also assumed that each Obligor incorporated in a state other than New York or Delaware has the corporate power and authority to execute, deliver and perform its obligations under each Basic Document to which it is a party and to grant the security interests granted by it under the Security Agreement. For purposes of our opinion that each such Obligor has duly authorized such execution, delivery, performance and grant, and has duly executed and delivered each Basic Document to which it is a party, we have, with your permission, assumed that the laws of the state in which such Obligor is organized are identical to the laws of the State of New York or Delaware.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Restricted Subsidiary of the Company incorporated in Delaware or New York is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware or New York, as the case may be. Each of the Obligors incorporated in Delaware or New York has the necessary corporate power to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to grant the security interests granted by it under the Security Agreement and each of the Borrowers has the necessary corporate power to borrow under the Credit Agreement or the Subsidiary Loan Agreements, as the case may be. The Company is duly qualified to transact business in the State of New York. SBC is duly qualified to transact business in the States of New Jersey and Connecticut. HBC is duly qualified to transact business in the States of Massachusetts, New Hampshire, Rhode Island and Vermont. Boston is duly qualified to transact business in the State of Massachusetts. California is duly qualified to transact business in the State of California.

          2. The execution and delivery by each Obligor of each Basic Document to which it is a party, the performance by such Obligor of its obligations thereunder, the granting by such Obligor of the security interests to be granted by it under the Security Agreement and the borrowings by each Borrower under, and

                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 3 -       December __, 1994

in accordance with the terms of, the Credit Agreement and the Subsidiary Loan Agreements, as the case may be, have been duly authorized by all necessary corporate action on the part of such Obligor and do not violate any provision of any federal or New York law or regulation applicable to any Obligor, or result in the breach of, or constitute a default or require any consent under, or (except for the Liens created pursuant to the Security Documents and Permitted Liens) result in the creation of any Lien upon any of the Properties of the Obligors pursuant to any indenture or other agreement or instrument listed on Exhibit A hereto, except for any such violation, breach, default, Lien or failure to obtain a consent that would not have a Material Adverse Effect.

          3. Each of the Basic Documents constitutes the legal, valid and binding obligation of the respective Obligor party thereto, enforceable against such Obligor in accordance with its respective terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed as to Section 3.02(c) of the Guarantee Agreement. We express no opinion as to
(i) whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement, the Subsidiary Loan Agreements and the Guarantee Agreement, (ii) the second sentence of Section 11.10 of the Credit Agreement, the second sentence of Section 10.08 of the Subsidiary Loan Agreements, the first sentence of Section 5.13 of the Security Agreement, and the second sentence of Section 4.08 of the Guarantee Agreement, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, the Subsidiary Loan Agreements, the Guarantee Agreement or the Notes, (iii) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement, Section 10.08 of the Subsidiary Loan Agreements, Section 5.13 of the Security Agreement and Section
4.08 of the Guarantee Agreement with respect to proceedings in the United States District Court for the Southern District of New York, (iv) Section 11.11 of the Credit Agreement, Section 10.09 of the Subsidiary Loan Agreements, Section 5.14 of the Security Agreement and Section 4.09 of the Guarantee Agreement or
(v) Section 2.10 of the Guarantee Agreement. For purposes of this and the following paragraph, we wish to note that (w) the FCC takes the position that the Obligors may not validly create a security interest in their FCC Licenses and their Communications

                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 4 -       December __, 1994

Franchises, (x) the obligations of the Obligors under the Security Agreement may be subject to limitations upon the exercise of remedial or procedural provisions contained therein, which limitations do not, in our opinion, make the remedies and procedures which will be afforded to the Agents and the Banks inadequate for the practical realization of the substantive benefits intended to be provided to the Agents and the Banks by the Security Agreement, (y) provisions of the Basic Documents which permit any Agent or any Bank to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith and (z) a holder of a Note may, under certain circumstances, be called upon to prove the outstanding amount of the Loans evidenced thereby.

          4. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Banks and the Agents a valid security interest under the New York Uniform Commercial Code as in effect in the State of New York (the "New York Uniform Commercial Code") in all of the right, title and interest of the Obligors in, to an under all "equipment", "inventory", "accounts", "instruments", "documents", "chattel paper" and "general intangibles" (as such terms are defined in the New York Uniform Commercial Code) that are included within the definition of "Collateral" set forth in the Security Agreement, to the extent a security interest may be created therein under the New York Uniform Commercial Code, as collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306, 9-307 and 9-308 of the New York Uniform Commercial Code, (b) the security interest in Collateral in which the respective Obligor acquires rights after the commencement of a case under the Federal Bankruptcy Code in respect of such Obligor may be limited by Section 552 of such Code and (c) the security interest in any such Collateral constituting a "security" (as defined in the New York Uniform Commercial Code) is enforceable only to the extent that such security also has been transferred to the Collateral Agent or a Person designated by it in one of the ways set forth in Section 8-313(1) of the New York Uniform Commercial Code (delivery of possession thereof to the Collateral Agent being one of such ways).

          5. Subject to the final sentence of this paragraph 5, the security interest referred to in paragraph 4 above in the types of Collateral below is perfected as described below:

          (a) The security interest in that portion of the Collateral (i) of the type described in Section 3(d)(x) of the Security Agreement (trademarks and trademark-related

                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 5 -       December __, 1994

     property), to the extent perfection of such security interest is governed by the New York Uniform Commercial Code, and (ii) consisting of "accounts" (as such term is defined in the New York Uniform Commercial Code) is perfected by the Collateral Agent filing the form of financing statement set forth in Part B of Schedule 1 hereto against each of the names identified in Part A of Schedule 1 hereto in each of the jurisdictions set forth in such Part A with respect to each such name.

          (b) The security interest in that portion of the Collateral consisting of "inventory" or "equipment" (as such terms are defined in the New York Uniform Commercial Code), other than "equipment" constituting fixtures, is perfected by the Collateral Agent filing the form of financing statement set forth in Part B of Schedule 1 hereto against each of the names identified in Part A of Schedule 1 hereto in each of the jurisdictions set forth in such Part A with respect to each such name.

          (c) The security interest in that portion of the Collateral consisting of "instruments" and "documents" (as such terms are defined in the New York Uniform Commercial
     Code) and of "Stock Collateral" (as defined in the Security Agreement), to the extent constituting "securities" (as defined in the New York Uniform Commercial Code), "instruments" or "documents", is perfected by the Collateral Agent taking possession thereof in the State of New York and thereafter retaining possession.

          In rendering the opinions in subparagraphs (a) and (b) of this paragraph 5 we have, with your permission, assumed the accuracy of the information set forth in Schedule II to the Security Agreement.

          When filed in each of the jurisdictions identified in
Schedule 1 hereto, the effectiveness of the financing statements referred to in this paragraph 5 will lapse on the expiration of a five year period from their date of filing unless appropriate continuation statements are filed within the six month period prior to expiration of the applicable five year period. If any Obligor so changes its name, identity or corporate structure that such financing statements become seriously misleading, such financing statements will be ineffective to perfect a security interest in collateral acquired more than four months after such change. If any Obligor changes its chief executive office to a new jurisdiction outside the jurisdiction in which it has its chief executive office as indicated on Schedule II to the Security Agreement, the effectiveness of such financing

                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 6 -       December __, 1994

statements will be terminated four months after such change as to Collateral consisting of "accounts" (as such term is defined in the New York Uniform Commercial Code).

          6. Assuming that the Collateral Agent takes and retains possession of the securities identified in Schedule I to the Security Agreement in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the New York Uniform Commercial Code) and in bearer from or in registered form issued to the Collateral Agent or endorsed either to the Collateral Agent or in blank, the security interest therein created under the Security Agreement will be perfected and will have priority over all other security interests therein theretofore or thereafter created under the New York Uniform Commercial Code other than, for the limited period of time provided for in such Sections, security interests perfected under the temporary perfection provisions of Section 8-321(2), 9-304(4) or 9-306 of the New York Uniform Commercial Code.

          7. The issued and outstanding shares of capital stock of each "Issuer" identified in Schedule I to the Security Agreement is correctly described in such Schedule, and evidenced by the certificates therein identified. The shares of capital stock constituting Stock Collateral (as defined in the Security Agreement) listed in Schedule I to the Security Agreement constitute all of the issued and outstanding shares of capital stock of each of the Company's Restricted Subsidiaries. For purposes of the opinions expressed in this paragraph, we have relied exclusively on a review of the minute books of directors of the Obligors.

          8. No authorization, consent or approval of, and no filing or registration with, any governmental authority of the State of New York or the United States is required on behalf of any Obligor in connection with the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party, except (a) the filings and recordings of Liens to be created pursuant to the Security Agreement, (b) the filings referred to in Section 7.06(b) of the Credit Agreement, (c) the filings referred to in Section 7.05(a) of the Subsidiary Loan Agreements and (d) authorizations, consents, approvals, filings or registrations which, if not obtained or made, as the case may be, would not reasonably be likely to have a Material Adverse Effect.

          9. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 7 -       December __, 1994

          10. None of the Obligors is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          11. The Loans made to the Company, the Notes evidencing such Loans and all other monetary obligations of the Company owing to the Banks and the Agents under the Credit Agreement and the Guarantee Agreement constitute "Senior Indebtedness" and "Significant Senior Indebtedness", as such terms are defined in the Senior Subordinated Indenture included in the Subordinated Debt Documents, and the indebtedness of the Company under such Loans and Notes and such other monetary obligations are entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents.

          We express no opinion as to the existence of, or the right, title or interest of any Obligor in, to or under, any of the Collateral; and, except as expressly provided in paragraphs 4 through 6 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral.

          In giving the opinions set forth in paragraphs 4 through 6 hereof, we have assumed that the Uniform Commercial Code in effect in each jurisdiction identified in Part A of
Schedule 1 hereto is identical to the New York Uniform Commercial Code, except that we have examined standard compilations of the Uniform Commercial Code as in effect in such other jurisdictions to determine the appropriate location(s) for the filing of financing statements in such jurisdictions.

          In rendering the opinions in paragraph 2 above, we have assumed that at the time of incurrence of any Loan by any Borrower, such Loan would be permitted by the terms of Section
4.11 of the Senior Subordinated Indenture.

          Our opinions as to perfection expressed in paragraphs 5 and 6, above, are subject to the assumption that none of the Banks or the Agents has waived, subordinated or agreed with any third party to any modification of the perfection or priority of any of such security interests.

          In rendering the foregoing opinion, with your permission, we express no opinion as to the effect of any federal law restricting the creation, perfection or enforcement of a security interest in a broadcast license or as to the effect of any federal or state laws regarding fraudulent conveyances, or of

                       Opinion of Counsel to the Obligors
                       __________________________________


To the Banks and the Agents
     party to the Credit Agreement   - 8 -       December __, 1994

provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation or for the benefit of its stockholders, on the validity or enforceability of any of the Basic Documents.

          This opinion is limited to laws of the State of New York, the federal laws of the United States of America (other than the Federal Communications Act of 1934, as amended, and the regulations promulgated thereunder) and the General Corporation Law of the State of Delaware.

                                   Very truly yours,




                       Opinion of Counsel to the Obligors
                       __________________________________


                                                                  EXHIBIT A


1.   Warrant Agreement, dated August 11, 1988, between the
     Company and Bankers Trust Company, as warrant agent.

2. Indenture, dated as of March 24, 1992, between the Company and Bank of Montreal Trust Company, as trustee.

3.   Amended and Restated Stockholders' Agreement, dated as of
     February 5, 1992, among the Company and certain of its stockholders.

4. Employment Agreement, dated as of December 30, 1985, between the Company and Michael A. Wiener.

5. Employment Agreement, dated as of December 30, 1985, between the Company and Gerald Carrus.

6. Employment Agreement, dated as of September 10, 1990, between the Company and Mel Karmazin, as amended on September 30, 1991, February 4, 1992, June 14, 1993, August
     16, 1993, November 19, 1993 and March 30, 1994.

7.   Stock Option Plan, amended and restated as of August 16,
     1993, and amended on November 19, 1993 and March 30, 1994.

8. Indemnity Agreement, dated as of February 27, 1986, between the Company and Michael A. Wiener.

9. Indemnity Agreement, dated as of February 27, 1986, between the Company and Gerald Carrus.

10. Indemnity Agreement, dated as of February 27, 1986, between the Company and Mel Karmazin.

11.  Indemnity Agreement, dated as of June 22, 1987, between the
     Company and Farid Suleman.

12. Indemnity Agreement, dated as of February 4, 1992, between the Company and Steven A. Lerman.

13.  Indemnity Agreement dated as of October 18, 1994 between the
     Company and Jeffrey Sherman.

14.  Infinity Broadcasting Corporation Employees' 401(k) Plan.

15.  Stock Option Agreement, dated as of June 27, 1988, between
     WCK and Mel Karmazin.

                       Opinion of Counsel to the Obligors
                       __________________________________


16.  Amendment Agreement, dated as of August 2, 1988, to Stock
     Option Agreement dated as of June 27, 1988, between WCK and
     Mel Karmazin.

17.  Amendment No. 1 to Stock Option Agreement, dated as of
     October 14, 1988, between the Company and Mel Karmazin.

18. Agreement, dated as of July 26, 1993, between the Company and Mel Karmazin, with respect to the exercise of certain options granted pursuant to the Stock Option Agreement, dated as of June 27, 1988, as amended.

19.  Deferred Share Plan, amended and restated as of August 16,
          1993, and amended on November 19, 1993.


                       Opinion of Counsel to the Obligors
                       __________________________________


                                                              SCHEDULE 1
                                                              __________

                                  Part A
                                  ______

          The form of financing statement set forth in Part B of this Schedule 1 must be filed in each of the jurisdictions set forth below against each of the names identified below with respect to such jurisdiction.

1.   New York:
     ________

     Secretary of State and County of New York
     _________________________________________

     Infinity Broadcasting Corporation
     Infinity Broadcasting Corporation of Detroit
     Infinity Ventures, Inc.
     Sagittarius Broadcasting Corporation
     Infinity Broadcasting Corporation of Dallas each other Obligor named in this Schedule 1

     Queens County
     _____________

     Infinity Broadcasting Corporation of New York

2.   California:
     __________

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of California
     Infinity Broadcasting Corporation of Glendale
     Infinity Broadcasting Corporation of Los Angeles
     The Audio House, Inc.

3.   Florida:
     _______

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of Florida
     Infinity Broadcasting Corporation of Tampa

4.   Georgia:
     _______

     Fulton County
     _____________

     Infinity Broadcasting Corporation of Atlanta

5.   Illinois:
     ________

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of Chicago
     Infinity Broadcasting Corporation of Illinois

                       Opinion of Counsel to the Obligors
                       __________________________________


6.   Maryland:
     ________

     Secretary of State
     __________________

     Infinity WLIF-AM, Inc.
     Infinity WLIF, Inc.
     Infinity Broadcasting Corporation of Maryland
     Infinity Broadcasting Corporation of Baltimore
     Infinity WPGC (AM), Inc.

     Baltimore County
     ________________

     Infinity WLIF-AM, Inc.
     Infinity WLIF, Inc.
     Infinity Broadcasting Corporation of Maryland
     Infinity Broadcasting Corporation of Baltimore
     Infinity WPGC (AM), Inc.

7.   Massachusetts:
     _____________

     Secretary of State
     __________________

     Hemisphere Broadcasting Corporation
     Infinity Broadcasting Corporation of Boston

     City of Boston

     Hemisphere Broadcasting Corporation
     Infinity Broadcasting Corporation of Boston

8.   Michigan:
     ________

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of Michigan

9.   New Jersey:
     __________

     Secretary of State
     __________________

     C&W Land Corporation
     Hit Radio, Inc.
     Infinity Broadcasting Corporation of Philadelphia

                       Opinion of Counsel to the Obligors
                       __________________________________


10.  Pennsylvania:
     ____________

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of Pennsylvania
     Infinity Broadcasting Corporation of Philadelphia

     Montgomery County Prothonotary
     ______________________________

     Infinity Broadcasting Corporation of Pennsylvania

     Philadelphia County Prothonotary
     ________________________________

     Infinity Broadcasting Corporation of Pennsylvania
     Infinity Broadcasting Corporation of Philadelphia

11.  Texas:
     _____

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of Texas
     13 Radio Corporation

12.  Virginia:
     ________

     Secretary of State
     __________________

     Infinity Broadcasting Corporation of Washington, D.C.

     Fairfax County
     ______________

     Infinity Broadcasting Corporation of Washington, D.C.

                       Opinion of Counsel to the Obligors
                       __________________________________
